QMIS SECURITIES CAPITAL (M) SDN. BHD.

FINANCIAL REPORT

At September 30, 2022, December 31, 2021, and 2020, and

for the years ended December 31, 2021 and 2020, and

and nine and three months ended September 30, 2022 and 2021

1

QMIS SECURITIES CAPITAL (M) SDN. BHD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
QMIS Securities Capital (M) Sdn. Bhd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of QMIS Securities Capital Sdn. Bhd. and subsidiaries (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of income, comprehensive income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has accumulated deficit and negative working capital. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Related Parties Transactions

The Company has significant transactions with related parties. The evaluation of the Company’s identification of related parties and related party transactions required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the reasonableness of management’s procedures performed to identify related parties and related party transactions of the Company.

Our audit procedures related to the Company’s identification of related parties and related party transactions included the following, among others:

•Inquired with executive officers, key members of management, the Board of Directors and others within the Company regarding related party relationships and transactions;

•Read agreements and contracts with and between related parties and, in certain cases third parties, and evaluated whether authorization and approvals were obtained and the terms and other information about transactions are consistent with explanations from inquiries and other audit evidence obtained about the business purpose of the transactions;

•Analyzed the general ledger detail and inspected journal entries to identify potential additional transactions with related parties;

•Compared the Company’s reconciliation of applicable accounts to related parties’ records of transactions and balances;

•Received confirmations from related parties, and, in certain cases third parties, and compared responses to the Company’s records;

•Performed the following procedures to identify information related to potential additional transactions between the Company and related parties that may also include third parties:

•        Read the Company’s minutes from meetings of the Board of Directors;

•        Inspected annual questionnaires completed by the Company’s directors and officers;

•  Read and inspected the Company’s significant contracts, such as sales agreements and leases;

•        Read publicly available sources including the Company’s public filings.

/S/ KG CPA LLP
KG CPA LLP

PCAOB ID 6914

We have served as the Company’s auditor since 2022

New York, NY

February 13, 2023

QMIS SECURITIES CAPITAL (M) SDN. BHD.

CONSOLIDATED BALANCE SHEETS

	September	December 31,	December 31,
	2022	2021	2020
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$196,456	$1,409,794	$26,837
Accounts receivable, net (Note 4)	45,619	240,178	-
Prepaid expenses	3,543	54,106	-
Contract security deposit	8,109	10,121	9,840
Due from related parties (Note 9 (5))	-	-	296,236
Total Current Assets	253,727	1,714,199	332,913

Property, plant and equipment, net (Note 5)	5,419	9,285	14,955
Operating lease right of use asset, net	17,784	37,807	62,681
Total Assets	$276,930	$1,761,291	$410,549

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable (Note 6)	$33,435	$25,784	$-
Accrued expenses (Note 7)	22,340	21,644	15,593
Deferred revenue-related parties (Note 9 (1))	-	25,129	-
Taxes payable (Note 8)	923,379	760,353	594,351
Operating lease liabilities – current (Note 10)	17,686	24,487	23,484
Due to related parties (Note 9 (5))	107,713	884,832	-
Total Current Liabilities	1,104,553	1,742,229	633,428

Operating lease liabilities – noncurrent (Note 10)	447	13,492	39,286
Total Liabilities	1,105,000	1,755,721	672,714

Commitments and Contingencies (Note 14)	-	-	-

Shareholders' Equity:
Ordinary stock, par value RM1 (approximately $0.24) per share, 1,000,100 shares issued and outstanding	244,414	244,414	244,414
Additional paid-in capital	1,007,036	7,061	7,061
Accumulated deficit	(2,264,013)	(344,927)	(583,865)
Accumulated other comprehensive income (loss)	62,839	(17,445)	(19,851)
Total QMIS Securities Capital (M) SDN. BHD. shareholders' equity (deficit)	(949,724)	(110,897)	(352,241)
Non-controlling interest	121,654	116,467	90,076
Total Shareholders' Equity (Deficit)	(828,070)	5,570	(262,165)
Total Liabilities and Shareholders' Equity (Deficit)	$276,930	$1,761,291	$410,549

The accompanying notes are an integral part of these consolidated financial statements.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Year Ended		For the Nine Months Ended		For the Three Months Ended
	December 31,	December 31,	September 30,	September 31,	September 30,	September 31,
	2021	2020	2022	2021	2022	2021
			(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Consultant services	$4,386,915	$1,916,487	$839,374	$3,127,570	$209,334	$1,490,728
Software development-related parties	-	-	101,310	-	5,313	-
Total revenue	4,386,915	1,916,487	940,684	3,127,570	214,647	1,490,728

Costs of Revenue
Costs of consultant services	2,748,036	1,015,068	1,330,218	2,240,166	247,077	1,051,259
Costs of software development	-	-	64,281	-	(1,086)	-
Total of costs of revenue	2,748,036	1,015,068	1,394,499	2,240,166	245,991	1,051,259

Gross Profit	1,638,879	901,419	(453,815)	887,404	(31,344)	439,469

Operating Expenses

General and administrative expenses
Payroll and employee benefit	61,988	7,751	21,949	11,383	7,348	7,512
Depreciation expenses	5,388	14,012	3,497	4,193	1,130	816
Office expenses	21,855	30,544	126,354	15,819	99,711	5,885
Rental expenses	39,709	40,562	29,224	29,273	9,454	12,113
Due and subscription	34,548	186	33,435	34,548	-	1,248
Research and development expenses	37,091	-	-	19,244	-	19,244
Professional fees	76,416	11,681	16,030	67,230	12,908	15,845
Consultant fees	-	52,321	137,000	-	-	-
Management fees-related parties	910,392	927,329	939,903	911,029	119,217	369,901
Total general and administrative expenses	1,187,387	1,084,386	1,307,392	1,092,719	249,768	432,564

Total Operating Expenses	1,187,387	1,084,386	1,307,392	1,092,719	249,768	432,564

Income (Loss) from Operation	451,492	(182,967)	(1,761,207)	(205,315)	(281,112)	6,905

Other Income (Expenses)
Other income (expenses)	(7,511)	(6,763)	7,517	(8,575)	24	(7,512)
Total Other Income (Expenses)	(7,511)	(6,763)	7,517	(8,575)	24	(7,512)

Income (loss) before Provision for Income Tax	443,981	(189,730)	(1,753,690)	(213,890)	(281,088)	(607)

Provision for Income Tax	177,427	277,409	158,920	142,728	48,926	(111)

Net Income (Loss)	266,554	(467,139)	(1,912,610)	(356,618)	(330,014)	(496)

Less: net income attributable to non-controlling interest	27,616	1,106	6,476	14,726	9,109	13,345

Net income (loss) attributable to
QMIS Securities Capital (M) SDN. BHD.	$238,938	$(468,245)	$(1,919,086)	$(371,344)	$(339,123)	$(13,841)

Other comprehensive income (loss)
Effects of foreign currency conversion	885	(17,567)	78,995	4,206	60,859	917
Total comprehensive income (loss)	239,823	(485,812)	(1,840,091)	(367,138)	(278,264)	(12,924)
Less: comprehensive income (loss) attributable to non-controlling interest	(1,521)	799	(1,289)	(1,658)	(308)	(239)
Comprehensive income (loss) attributable to
QMIS Securities Capital (M) SDN. BHD.	$241,344	$(486,611)	$(1,838,802)	$(365,480)	$(277,956)	$(12,685)

Basic and Fully Diluted Loss per Share	$0.24	$(0.47)	$(1.92)	$(0.37)	$(0.34)	$(0.01)

Weighted average shares outstanding	1,000,100	1,000,100	1,000,100	1,000,100	1,000,100	1,000,100

The accompanying notes are an integral part of these consolidated financial statements.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

				Retained	Accumulated	Total QMIS Securities		Total
	Ordinary Shares		Additional	Earnings	Other	Capital (M) SND.BHD.		Shareholders'
	Par Value $0.0001 per share		Paid-in	(Accumulated	Comprehensive	Shareholders'	Non-controlling	Equity
	Shares	Amount	Capital	Deficit)	Income (Loss)	Equity (Deficit)	Interest	(Deficit)
Balance at
January 1, 2020	1,000,100	$244,414	$7,061	$(115,620)	$(1,485)	$134,370	$88,171	$222,541

Issuance of ordinary shares	-	-	-	-	-	-	-	-

Net income (loss)	-	-	-	(468,245)	-	(468,245)	1,106	(467,139)

Foreign currency translation adjustment	-	-	-	-	(18,366)	(18,366.00)	799	(17,567.00)
Balances at
December 31, 2020	1,000,100	$244,414	$7,061	$(583,865)	$(19,851)	$(352,241)	$90,076	$(262,165)

Net income (loss)	-	-	-	(283,255)	-	(283,255)	443	(282,812)

Foreign currency translation adjustment	-	-	-	-	6,479	6,479	(1,398)	5,081
Balances at
March 31, 2021 (Unaudited)	1,000,100	$244,414	$7,061	$(867,120)	$(13,372)	$(629,017)	$89,121	$(539,896)

Capital contribution	-	-	-	-	-	-	296	296

Net income (loss)	-	-	-	(74,248)	-	(74,248)	938	(73,310)

Foreign currency translation adjustment	-	-	-	-	(1,771)	(1,771)	(21)	(1,792)
Balances at
June 30, 2021 (Unaudited)	1,000,100	$244,414	$7,061	$(941,368)	$(15,143)	$(705,036)	$90,334	$(614,702)

Net income (loss)	-	-	-	(13,841)	-	(13,841)	13,345	(496)

Foreign currency translation adjustment	-	-	-	-	1,156	1,156	(239)	917
Balances at
September 30, 2021 (Unaudited)	1,000,100	$244,414	$7,061	$(955,209)	$(13,987)	$(717,721)	$103,440	$(614,281)

Net income (loss)	-	-	-	610,282	-	610,282	12,890	623,172

Foreign currency translation adjustment	-	-	-	-	(3,458)	(3,458)	137	(3,321)
Balances at
December 31, 2021	1,000,100	$244,414	$7,061	$(344,927)	$(17,445)	$(110,897)	$116,467	$5,570

Capital contribution	-	-	999,975	-	-	999,975	-	999,975

Net income (loss)	-	-	-	(1,464,784)	-	(1,464,784)	(8,379)	(1,473,163)

Foreign currency translation adjustment	-	-	-	-	4,690	4,690	(129)	4,561
Balances at
March 31, 2022 (Unaudited)	1,000,100	$244,414	$1,007,036	$(1,809,711)	$(12,755)	$(571,016)	$107,959	$(463,057)

Net income (loss)	-	-	-	(115,179)	-	(115,179)	5,746	(109,433)

Foreign currency translation adjustment	-	-	-	-	14,427	14,427	(852)	13,575
Balances at
June 30, 2022 (Unaudited)	1,000,100	$244,414	$1,007,036	$(1,924,890)	$1,672	$(671,768)	$112,853	$(558,915)

Net income (loss)	-	-	-	(339,123)	-	(339,123)	9,109	(330,014)

Foreign currency translation adjustment	-	-	-	-	61,167	61,167	(308)	60,859
Balances at
September 30, 2022 (Unaudited)	1,000,100	$244,414	$1,007,036	$(2,264,013)	$62,839	$(949,724)	$121,654	$(828,070)

The accompanying notes are an integral part of these consolidated financial statements.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended		For the Nine Months Ended
	December 31,	December 31,	September 30,	September 30,
	2021	2020	2022	2021
			(Unaudited)	(Unaudited)
Cash Flows from Operating Activities

Net loss	$266,554	$(467,139)	$(1,912,610)	$(356,618)
Adjustments to reconcile net loss
Depreciation	5,388	14,012	3,497	4,193
Amortization of operating lease right-of-use assets	22,683	18,669	17,361	16,899
Impairment of fixed assets	-	2,071	-	-
Changes in assets and liabilities
Accounts receivable	(241,983)	-	182,189	-
Prepaid expenses	(54,513)	-	48,230	-
Contract security deposit	(656)	950	1,074	(661)
Accounts payable	25,978	-	10,903	7,262
Accrued expenses	6,306	3,818	2,744	34,573
Taxes payable	177,428	277,125	194,689	142,729
Deferred revenue	25,318	-	(24,156)	20,483
Operating lease liabilities	(22,597)	(18,584)	(17,154)	(16,943)
	-	-	-	-
Net cash used by operating activities	209,906	(169,078)	(1,493,233)	(148,083)

Cash Flows from Investing Activities
Purchase of property and equipment	(242)	-	(356)	-
Advances and loans made to related parties	(1,152,550)	(814,859)	-	-
Repayment of advances and loans made to related parties	1,591,442	-	-	1,445,043
Net cash provided (used) by investing activities	438,650	(814,859)	(356)	1,445,043

Cash Flows from Financing Activities
Shareholder capital contribution	296	-	999,975	296
Proceeds from related parties	744,530	46,467	-	242,988
Repayment to related parties	-	-	(760,879)	-
Net cash provided (used) by financing activities	744,826	46,467	239,096	243,284

Effect on changes in foreign exchange rate	(10,425)	6,412	41,155	(9,404)
Increase (decrease) in cash	1,382,957	(931,058)	(1,213,338)	1,530,840
Cash at beginning of period	26,837	957,895	1,409,794	26,837
Cash at end of period	$1,409,794	$26,837	$196,456	$1,557,677

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-	$-	$-
Income tax	$-	$-	$41,115	$-

The accompanying notes are an integral part of these consolidated financial statements.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-ORGANIZATION

QMIS Securities Capital SDN BHD (the “Company” or “QSC”) was incorporated by the Companies Commission of Malaysia on January 13, 2015 under the Companies Act 1965 as a private limited company with the name Multi Securities Capital (M) SDN BHD. Subsequently, the name was changed to QMIS Securities Capital (M) SDN BHD on March 19, 2015.

On November 16, 2015, QSC acquired 99.9% equity ownership interest of QMIS Capital Venture SDN BHD (“QCV”), which was incorporated by the Companies Commission of Malaysia on January 14, 2015 under the private limited company act with the name Diversified Multi Capital Venture (M) SDN BHD. Subsequently, the name was changed to QMIS Capital Venture SDN BHD on March 19, 2015.

On October 15, 2015, QSC acquired 69.99% equity ownership interest of QMIS World Trade International SDN BHD (“QWT”), and subsequently on November 27, 2015, QSC acquired anther 0.01% equity ownership interest in QWT, which was incorporated by the Companies Commission of Malaysia on 15 October 2014 under the private limited company act with the name of Santubong Business Trading SDN BHD. Subsequently, the name was changed to QMIS World Trade International SDN BHD on August 7, 2015.

On December 31, 2021, QSC acquired 100% equity ownership interest of QMIS TBS Capital Group Corporation Limited (“QTBS”), which was incorporated in Hong Kong on September 9, 2013 under the Companies Ordinance as a limited liability company under the name QMIS Huayin Finance Credit Limited. Subsequently, the name was changed to QMIS Ample Luck Financial Group Limited on July 19, 2018 and finally QMIS TBS Capital Group Corporation Limited on June 16, 2020.

On December 31, 2021, QSC acquired 100% equity ownership interest of QMIS Finance Limited (“QFL”), which was incorporated in Hong Kong on July 20, 2007 under the Companies Ordinance as a limited liability company with the name of Hua Xia Syndicate Financial Credit Limit. Subsequently, the name is changed to QMIS Syndicate Financial Credit Limited on February 21, 2014 and finally to QMIS Finance Limited on March 31, 2016.

On May 27, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QMIS Green Energy Berhad (“QGE”), which was incorporated by the Companies Commission of Malaysia on May 27, 2020 under the private limited company act with the name of QMIS Waste Management Group Berhad. Subsequently, the name was changed QMIS Green Energy Berhad on September 13, 2022.

On May 8, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QMIS Biotech Group Berhad (“QBT”), which was incorporated by the Companies Commission of Malaysia on 8 May 2020 under the private limited company act with the name of QMIS Biotech Group Berhad. Subsequently, the name was changed to QMIS Biotech Group Berhad on May 29, 2020.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - ORGANIZATION (continued)

On June 22, 2020, QFL incorporated QMIS Investment Bank Limed (“QIB”) by the Labuan Financial Services Authority (LFSA) in Malaysia under the company limited by shares act with the name of QMIS Finance (L) Limited. Subsequently, the name was changed to QMIS Labuan Investment Bank Limited on March 24, 2021 and finally to QMIS Investment Bank Limited on 28 July 2022. QFL owns 100% equity ownership interest in QIB.

On June 21, 2021, QFL and four other shareholders incorporated QMIS Richwood Blacktech Sdn. Bhd. (“QR”) by the Companies Commission of Malaysia under the private limited company act. QFL owns 51% equity ownership interest in QR.

The Company’s structure follows,

Currently, QSC, QFL, and QTBS work together to provide consultant services. QR is engaged in the business of software development. The other companies are not currently engaged in business.

The Reorganization of the Company has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Interim Financial Statements

The interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required for audited annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the condensed consolidated financial statements not misleading have been included.

The interim financial statements should be read in conjunction with the audited consolidated financial statements and the notes for the year ended December 31, 2021 and 2020. The results of operations for the nine and three months ended September 30, 2022, are not necessarily indicative of the results to be expected for the full year.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollar (“USD”), which is the reporting currency of the Company. The functional currency of QSC, QWT, QCV, QGE, QBT, and QRB are Malaysian Ringgit (“MYR”). The functional currency of QFL and QTCG are Hong Kong dollar ("HKD"). The functional currency of QIB is USD.

The Company maintains its books and record in its functional currency. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. The resulting exchange differences are recorded in the statements of operations.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Foreign Currency Translation (continued)

The reporting currency of the Company is the United States Dollars (“US$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive gain (loss) within the statements of changes in shareholders’ deficit.

The exchange rates used for foreign currency translation were as follows:

(1)	USD$1 = HKD
	Period Covered	Balance Sheet Date Rates	Average Rates

	Year ended December 31, 2021	7.7996	7.7727
	Year ended December 31, 2020	7.7534	7.7559
	Nine Months ended September 30, 2022	7.8498	7.8335
	Nine Months ended September 30, 2021	7.7850	7.7673
	Six Months ended June 30, 2022	7.8472	7.8260
	Six Months ended June 30, 2021	7.7658	7.7617

(2)	USD$1 = MYR
	Period Covered	Balance Sheet Date Rates	Average Rates

	Year ended December 31, 2021	4.1750	4.1439
	Year ended December 31, 2020	4.0178	4.2029
	Nine Months ended September 30, 2022	4.6359	4.3431
	Nine Months ended September 30, 2021	4.1870	4.1311
	Six Months ended June 30, 2022	4.4075	4.2710
	Six Months ended June 30, 2021	4.1479	4.0976

Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the functional currency.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as operating environment changes. Significant estimates and assumptions by management include, among others, estimated life and impairment of long-lived assets, allowance for doubtful accounts, contingencies and litigation, total costs in connection with service revenues, and income taxes including the valuation allowance for deferred tax assets.

While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follow:

Level 1:Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3:Inputs to the valuation methodology are unobservable and significant to the fair value.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Fair Value of Financial Instruments  (continued)

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all other highly liquid instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for doubtful receivables. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss). Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is remote. In circumstances in which the Company receives payment for accounts receivable that have previously been written off, the Company reverses the allowance and bad debt.

Property, plant and equipment

Property and equipment primarily consist of office equipment, furniture, and leasehold improvement, which are stated at cost less accumulated depreciation less any provision required for impairment in value. Depreciation is computed using the straight-line method based on the estimated useful lives as follows:

Office equipment and furniture	10 years
Computers and printers	2.5 years
Leasehold improvements	5 years (lease term)

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statement of income.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the years ended December 31, 2021 and 2020; and the nine months ended September 31, 2022 and 2021.

Operating lease

The Company leases are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets incurred in the years ended December 31, 2021 and 2020; and the nine months ended September 31, 2022 and 2021.

Concentration of Credit Risk

Financial instruments the Company holds that are subject to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash and restricted cash in what it believes to be credit-worthy financial institutions. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the year ended December 31, 2021, customer A represents 90.1% of the Company’s total revenues. For the year ended December 31, 2020, customer A and customer B account for 45.2% and 52.5% of the Company’s total revenues, respectively.

For the nine months ended September 30, 2022, customer A represents 89.2% of the Company’s total revenues. For the nine months ended September 30, 2021, customer A account for 89.8% of the Company’s total revenues.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company adopted ASC 606 upon inception. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company currently generates its revenue from the following main sources:

Revenue from consultant services

QSC, QFL, and QTBS work together to provide business consultant services to customers. The revenue is recognized at the point in time when the consultant services promised are performed and accepted by the customers, which is generally when the consultant project is delivered and accepted by the customer.

Revenue from Software Development

QR provides customers with software development and support service pursuant to their specific requirements, which primarily compose of custom application development, supporting, and training.  The Company generally recognized revenue at a point in time when control is transferred to the customers and the Company is entitled to the payment, or when the promised services are delivered and accepted by the customers.

Payments for services received in advance in accordance to the contract is recognized as deferred revenues when received.

Cost of Revenues

Cost of revenues primarily consists of salaries and related expenses (e.g. bonuses, employee benefits, statutory pension contribution, and payroll taxes) for personnel, and consultant and professional expenses directly involved in the delivery of services and products directly to customers.

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive income/loss, its components and accumulated balances. Components of comprehensive income/loss include net income/loss and foreign currency translation adjustments. The component of accumulated other comprehensive income (loss) consisted of foreign currency translation adjustments.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes were incurred during the fiscal years ended December 31, 2021 and 2020. In the nine months ended September 30, 2022, the Company recorded a tax penalty of MYR 260,530 (approximately $59,988). The Company does not believe there was any uncertain tax provision as of September 30, 2022.

QSC, QWT, QCV, QGE, QBT, QIB, and QR operate in Malaysia and are subject to the income tax laws of Malaysia. QFL and QTBS operate in Hong Kong and are subject to the income tax law of Hong Kong. As of December 31, 2021 and 2020, and September 30, 2022, all of the Company’s tax returns remain open for statutory examination by relevant tax authorities.

Service taxes

Service tax is a consumption tax levied by Malaysian tax authorities and is charged on any taxable service income (including digital services)  provided in Malaysia by a registered company in carrying on their business. The rate of service tax is 6% ad valorem for all taxable services. A taxable entity is a company that is registered or liable to be registered for service taxes. A company is liable to be registered if the total value of its taxable services for a 12-month period exceeds or is expected to exceed the prescribed registration threshold of MYR500,000 as consultancy, training or coaching services providers and digital and information technology services providers . Service taxes were recorded as a deduction against the Company’s gross revenue. Service taxes were nominal for the years ended December 31, 2021 and 2020. In the nine months ended September 30, 2022, the Company recorded a penalty of MYR 333,908 (approximately $76,883).

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Earnings per share

Basic earnings per ordinary share is computed by dividing net earnings attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by dividing net income attributable to ordinary shareholders by the sum of the weighted average number of ordinary share outstanding and of potential ordinary share (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted earnings per share. For the years ended December 31, 2021 and 2020, and the nine months ended September 30, 2022 and 2021, the Company had no dilutive stocks.

Related Parties Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered as a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts of related party transactions due to their related party nature.

Segment Reporting

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute two reportable segments in accordance with ASC 280, business consultant services and software development.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Recently Issued Accounting Pronouncements

The Company considers the applicability and impact of all ASUs. Management periodically reviews new accounting standards that are issued.

In December 2019, the FASB issued ASU 2019-12 - Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU provides an exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. This update also (1) requires an entity to recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, (2) requires an entity to evaluate when a step-up in the tax basis of goodwill should be considered part of the business combination in which goodwill was originally recognized for accounting purposes and when it should be considered a separate transaction, and (3) requires that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The standard is effective for the Company for fiscal years beginning after December 15, 2020, with early adoption permitted. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326) (“ASU 2016-13”), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and ASU 2019-05, Targeted Transition Relief. In November 2019, the FASB issued ASU 2019-10, which extends the effective date for adoption of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11 to clarify its new credit impairment guidance in ASU 326. Accordingly, for public entities that are not smaller reporting entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years.  The Company is currently evaluating the impact of its pending adoption of ASU 2016-13 on its consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated balance sheets, statements of operations and comprehensive income (loss), and statements of cash flows.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - GOING CONCERN

The financial statements have been prepared “assuming that we will continue as a going concern,” which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

The Company incurred loss of $1,919,086 in the nine months ended September 30, 2022. As of September 30, 2022, the Company had an accumulated deficit of $2,264,013 and working capital deficit of $850,826. These factors among others raise substantial doubt about the ability to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, The Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources by obtaining capital from directors/shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

	September 30,	December 31,	December 31,
	2022	2021	2020
	(Unaudited)
Accounts receivable	$-	$240,178	$-
Accounts receivable-related parties	45,619	-	-
Less: Allowance for doubtful accounts	-	-	-
Accounts receivable, net	$45,619	$240,178	$-

Bad debt expense charged to operations was $0 for  the years ended December 31, 2021 and 2020; and the nine months ended September 30, 2022 and 2021.

* Refer to Note 9 (1) - accounts payable to related parties.

Note 5 - PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	September 30,	December 31,	December 31,
	2022	2021	2020
	(Unaudited)
Office equipment and furniture	$4,762	4,917	4,860
Computers and printers	11,408	12,667	13,163
Leasehold improvements	19,405	21,547	22,389
Total	35,575	39,131	40,412
Less: Accumulated depreciation	(30,156)	(29,846)	(25,457)
Total property, plant and equipment, net	$5,419	$9,285	$14,955

Depreciation expense charged to operations was $5,388 and $14,012 for the year ended December 31, 2021 and 2022, respectively; and $3,497 and $4,193 for the nine months ended September 30, 2022 and 2021, respectively.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - ACCOUNTS PAYABLE

Accounts payable consist of the following:

	September 30,	December 31,	December 31,
	2022	2021	2020
	(Unaudited)
Accounts payable	$-	$11,413	$-
Accounts payable-related parties*	33,435	14,371	-
Total	$33,435	$25,784	$-

* Refer to Note 9 (4) - Related party transaction.

Note 7- ACCRUED EXPENSES

Accrued expenses consist of the following:

	September 30,	December 31,	December 31,
	2022	2021	2020
	(Unaudited)

Accrued pension and employee benefit	$16,847	$8,884	$1,696
Accrued professional fees	-	8,590	12,447
Accrued office expenses	5,493	4,170	1,450
Total	$22,340	$21,644	$15,593

Note 8 - TAXES PAYABLE

Taxes payable consist of the following:

	September 30,	December 31,	December 31,
	2022	2021	2020
	(Unaudited)

Malaysia income taxes payable	$126,561	$120,899	$125,628
Malaysia services taxes payable	162,062	99,972	103,883
Hong Kong income taxes payable	634,756	539,482	364,840
Total	$923,379	$760,353	$594,351

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - RELATED PARTY TRANSACTIONS

The Company had transactions with the following related parties:

Name of Related Party	Nature of Relationship

Mr. Yung Kong Chin	A director of QMIS Securities Capital (M) SDN. BHD. ("QSC")
Mr. Hua Fung Chin	A director of QMIS Securities Capital (M) SDN. BHD. ("QSC"), son of Mr. Yung Kong Chin
Mr. Ting Teck Sheng	A director of QMIS Richwood Blacktech SDN BHD ("QR")
Richwood Ventures Berhad	A Malaysia company, Mr. Ting Teck Sheng is a director.
Panpay Holdings SDN BHD	A Malaysia company Mr. Ting Teck Sheng is a director.
Pantop Venture Capital SDN BHD	A Malaysia company owns 40% of QMIS Richwood Blacktech SDN BHD
Pantop Millennium SDN BHD	A Malaysia company owns 3% of QMIS Richwood Blacktech SDN BHD
QMIS Financial Group Limited	A Hong Kong company, Mr. Yung Kong Chin is a director.

(1)Software development services provided to Richwood Ventures Berhad and Panpay Holdings SDN BHD

QMIS Richwood Blacktech SDN BHD ("QR") provides software development servicers to Richwood Ventures Berhad and Panpay Holdings SDN BHD. QR did not generate any revenue from software development services in the year ended December 2021 and 2020. As of December 31, 2021, QR received advanced payment of $25,129 from Richwood Ventures Berhad, and recorded  the payment as deferred revenue. In the nine months ended September 30, 2022, QR generated revenue of $30,393 and $70,917 from Richwood Ventures Berhad and Panpay Holdings SDN BHD, respectively. As of September 30, 2022, accounts receivable from Richwood Ventures Berhad and Panpay Holdings SDN BHD amounted to $2,043 and $43,576 , respectively.

(2)QSC, QTCG, and QFL worked together to provide business consultant service to Mr. Ting Teck Sheng

QSC, QTCG, and QFL worked together to provide business consultant service to Mr. Ting Teck Sheng in the year ended December 31, 2020, and the revenue amounted to $45,352. There was no outstanding account receivable from Mr. Ting Teck Sheng as of September 30, 2022, December 31, 2021 and 2020.

(3)Management fees paid to QMIS Financial Group Limited

QMIS Finance Limited ("QFL") and QMIS TBS Capital Group Corp. ("QTBS") paid management fees to QMIS Financial Group Limited for general and administrative services, such as office space and bookkeeping. The management fees amounted to $910,392 and 927,329 in the years ended December 31, 2021 and 2020, respectively; and $939,903 and $911,029 in the nine months ended September 30, 2022 and 2021, respectively. There was no outstanding balance for account payable to QMIS Finance Limited as of September 30, 2022, December 31, 2021 and 2020.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - RELATED PARTY TRANSACTIONS (continued)

(4)Accounts payable to Pantop Milliennium SND BHD

Pantop Milliennium SND BHD has provided general and administrative services, such as office space and administrative stuff, to QMIS Richwood Blacktech SND BHD ("QR") since its inception in June 2021. The amount was $14,371 for the year ended December 30, 2021; and $19,064 and $7,165 for the nine months ended September 30, 2022 and 2021, respectively. The account payable to Pantop Milliennium SND BHD amounted to $33,435 and $14,371 as of September 30, 2022, December 31, 2021, respectively.

(5)Due to relate parties

Since QMIS Richwood Blacktech SND BHD ("QR") did not have a bank account, Pantop Venture Capital SDN BHD has paid QR's expenses for its operation. These advanced payments are unsecured, non-interest bearing and payable on demand. There are no written agreements for these advances.

In 2021 and 2020, the Company made advances and loans to Mr. Yung Kong Chin.  These advances and loans are unsecured, non-interest bearing and payable on demand. There are no written agreements for these advances. Mr. Chin paid back these loans and advances as of December 31, 2021.

Due to lack of cash resource, Mr. Yung Kong Chin has financed the Company's operation. Whenever the Company needs cash resource, he loans money to the Company to support its operation. These loans are unsecured, non-interest bearing and payable on demand. There are no written agreements for these advances.

Due to related parties consists of the following:

	September 30,	December 31,	December 31,
	2022	2021	2020
	(Unaudited)

Mr. Yung Kong Chin	$33,055	$828,988	$(296,236)
Pantop Venture Capital SDN BHD	74,658	55,844	-
Total	$107,713	$884,832	$(296,236)

(6)Compensation paid to directors

Mr. Yung Kong Chin and Mr. Huan Fund Chin lead the consultant service group which provides consultant services to customers. Their compensation were recorded in the costs of consultant services.

Compensation paid to directors consists of the following:

	For the Nine Months Ended		For the Year Ended
	September 30,	September 30,	December 31,	December 31,
	2022	2022	2021	2020
	(Unaudited)	(Unaudited)

Mr. Yung Kong Chin	$615,902	$893,034	$1,397,502	$164,096
Mr. Huan Fund Chin	49,196	52,368	65,242	141,082
Total	$665,098	$945,402	$1,462,744	$305,178

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note10 - LEASES

The Company has operating leases for corporate offices, employees’ accommodation, and office equipment. These leases have initial lease terms of 12 months to 5 years. The Company has elected not to recognize lease assets and liabilities for leases with an initial term of 12 months or less.

The Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rates for these leases based primarily on  lease terms were  8% in Malaysia.

The components of lease costs, lease term and discount rate with respect of operating leases with an initial term of more than 12 months are as follows:

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2022	2021	2021	2020
	(Unaudited)	(Unaudited)

Operating lease cost	$17,822	$19,733	$26,386	$27,149

	September 30,	December 31,
	2022	2021
	(unaudited)

Weighted Average Remaining Lease Term - Operating leases	0.81 years	1.54 years

Weighted Average Discount Rate - Operating leases	8.00%	8.00%

The following is a schedule, by years, of maturities of operating lease liabilities:

		September 30,	December 31,
		2022	2021
		(unaudited)

2022	$		$26,386
2023		18,287	13,623
2024		466	388
Total undiscounted cash flows		18,753	40,397
Less: imputed interest		(620)	(2,418)
Present value of lease liabilities		$18,133	$37,979

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - INCOME TAXES

Malaysia

QMIS Securitas Capital (M) SDN BHD, QMIS World Trade International SDN BHD, QMIS Capital Venture SDN BHD, QMIS Green Energy Berhad, QMIS Biotech Group Berhad, QMIS Investment Bank Limited, and QMIS Richwood Blacktech SDN BHD were incorporated in Malaysia, and accordingly are governed by the income tax laws of Malaysia. The income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations, and practices. Under the Income Tax Act of Malaysia, enterprises incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while prefe, tax holidays, and tax exemptions may be granted on a case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of MYR2,500,000 or less, and gross income of not more than MYR50 million) is 17% for the first MYR600,000 (or approximately $150,000) taxable income, with the remaining balance being taxed at the 24% rate.

Hong Kong

QMIS Financial Limited and QMIS TBS Capital Group Corp. were incorporated in Hong Kong, and accordingly are subject to income tax at 8.25% on the first HKD 2,000,000 profit and 16.5% on the remaining profits arising in or derived from Hong Kong.

The components of the income tax provision were as follows:

	For the Nine months ended		For the Year ended
	September 30,	September 30,	December 31,	December 31,
	2022	2021	2021	2020
	(Unaudited)	(Unaudited)
Current tax provision:
Malaysia	$59,987	$-	$-	$-
Hong Kong	98,933	142,728	177,427	277,409
	158,920	142,728	177,427	277,409
Deferred tax provision:
Malaysia	-	-	-	-
Hong Kong	-	-	-	-
	-	-	-	-
	$158,920	$142,728	$177,427	$277,409

Accounting for Uncertainty in Income Taxes

The local tax authority conducts periodic and ad hoc tax filing reviews on business enterprises after those enterprises complete their relevant tax filings. Therefore, the Company’s tax filings are subject to examination. It is therefore uncertain as to whether the local tax authority may take different views about the Company’s tax filings, which may lead to additional tax liabilities.

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - SEGMENT REPORTING

Revenue by service categories

For the Nine Months Ended September 30,			For the Year Ended December 31,
	2022	2021	2021	2020
	(Unaudited)	(Unaudited)

Revenue
Consultant services	$839,374	$3,127,570	$4,386,915	$1,916,487
Software development	101,310	-	-	-
	940,684	3,127,570	4,386,915	1,916,487
Operating costs
Consultant services	2,588,934	3,304,728	3,881,905	2,099,454
Software development	112,957	28,157	53,518	-
	2,701,891	3,332,885	3,935,423	2,099,454
Income (loss) from operations
Consultant services	(1,749,560)	(177,158)	505,010	(182,967)
Software development	(11,647)	(28,157)	(53,518)	-
	(1,761,207)	(205,315)	451,492	(182,967)
Other income (expenses)
Consultant services	7,517	(8,575)	(7,511)	(6,763)
Software development	-	-	-	-
	7,517	(8,575)	(7,511)	(6,763)
Income (loss) before income tax expense
Consultant services	(1,742,043)	(185,733)	497,499	(189,730)
Software development	(11,647)	(28,157)	(53,518)	-
	(1,753,690)	(213,890)	443,981	(189,730)
Income tax expense
Consultant services	158,920	142,728	177,427	277,409
Software development	-	-	-	-
	158,920	142,728	177,427	277,409
Net income (loss)
Consultant services	(1,900,963)	(328,461)	320,072	(467,139)
Software development	(11,647)	(28,157)	(53,518)	-
	$(1,912,610)	$(356,618)	$266,554	$(467,139)

Capital expenditure
Consultant services	$-	$-	$-	$-
Software development	-	-	-	-
	$-	$-	$-	$-

Total assets
Consultant services	$69,334	$1,434,034	$1,537,083	$235,335
Software development	49,342	-	54,342	-
Other	158,254	187,426	169,866	175,214
	$276,930	$1,621,460	$1,761,291	$410,549

QMIS SECURITIES CAPITAL (M) SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - EQUITY CAPITAL

QMIS Securities Capital SDN BHD (the “Company” or “QSC”) was incorporated by the Companies Commission of Malaysia on January 13, 2015 under the Companies Act 1965 as a private limited company with the name Multi Securities Capital (M) SDN BHD. Subsequently, the name was changed to QMIS Securities Capital (M) SDN BHD on March 19, 2015. There were 1,000,100 shares of ordinary share issued and outstanding as of September 30, 2022, December 31, 2021 and 2020.

In January 2022, a major shareholder made capital contribution of $999,975 to QMIS Finance Limited for the purpose to increase its investment in QMIS Investment Bank Limited.

Note 14 - CONCENTRATIONS, RISKS AND UNCERTAINTIES

Foreign operation

The Company’s operations are carried out in Malaysia and Hong Kong. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments therein. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation among other factors.

Liquidity risk

The Company is exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Other risk

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, such as the COVID-19 outbreak and spread, which could significantly disrupt the Company’s operations.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2022
					Pro Forma
	QMIS TBS CAPITAL	QMIS SECURITIES		Pro Forma	Consolidated
	GROUP CORP.	CAPITAL (M) SDN. BHD.		Adjustments	Balance Sheet
ASSETS
Current Assets:
Cash and cash equivalents	$-	$196,456			$196,456
Accounts receivable, net		45,619			45,619
Prepaid expenses	-	3,543			3,543
Contract security deposit	-	8,109			8,109
Initial deposit for acquisition agreement (Note 3)	25,000	-			25,000
Total Current Assets	25,000	253,727			278,727

Noncurrent Assets
Property, plant and equipment, net	-	5,419			5,419
Operating lease right of use asset, net	-	17,784			17,784
Total Noncurrent Assets	-	23,203			23,203

Total Assets	$25,000	$276,930			$301,930

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable-related parties	$-	$33,435			$33,435
Accrued expenses	126,694	22,340			149,034
Taxes payable	-	923,379			923,379
Due to related parties	562,573	107,713			670,286
Operating lease liabilities	-	17,686			17,686
Total Current Liabilities	689,267	1,104,553			1,793,820

Noncurrent Liabilities
Operating lease liabilities	-	447			447
Total Noncurrent Liabilities	-	447			447

Total Liabilities	689,267	1,105,000			1,794,267

Commitments and Contingencies (Note 8)	-	-			-

Shareholders' Equity:
Common stock, par value $0.0001, 750,000,000 shares authorized;
300,000,000 shares issued and outstanding	30,000				30,000
Ordinary stock, par value RM1 (approximately $0.24) per share
1,000,100 shares issued and outstanding	-	244,414	(a)	(244,414)	-
Additional paid-in capital	-	1,007,036	(a)	244,414	1,251,450
Accumulated deficit	(694,267)	(2,264,013)			(2,958,280)
Accumulated other comprehensive income	-	62,839			62,839
Total parent company shareholders' equity	(664,267)	(949,724)			(1,613,991)
Non-controlling interest	-	121,654			121,654
Total Shareholders' Equity (Deficit)	(664,267)	(828,070)			(1,492,337)
Total Liabilities and Shareholders' Equity (Deficit)	$25,000	$276,930			$301,930

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2021
					Pro Forma
	QMIS TBS CAPITAL	QMIS SECURITIES		Pro Forma	Consolidated
	GROUP CORP.	CAPITAL (M) SDN. BHD.		Adjustments	Balance Sheet
ASSETS
Current Assets:
Cash and cash equivalents	$-	$1,409,794			$1,409,794
Accounts receivable, net	-	240,178			240,178
Prepaid expenses	-	54,106			54,106
Contract security deposit	-	10,121			10,121
Initial deposit for acquisition agreement (Note 3)	25,000	-			25,000
Total Current Assets	25,000	1,714,199			1,739,199

Noncurrent Assets
Property, plant and equipment, net	-	9,285			9,285
Operating lease right of use asset, net	-	37,807			37,807
Total Noncurrent Assets	-	47,092			47,092

Total Assets	$25,000	$1,761,291			$1,786,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable-related parties	$-	$25,784			$25,784
Accrued expenses	183,458	21,644			205,102
Deferred revenue-related parties	-	25,129			25,129
Taxes payable	-	760,353			760,353
Due to related parties	353,082	884,832			1,237,914
Operating lease liabilities	-	24,487			24,487
Total Current Liabilities	536,540	1,742,229			2,278,769

Noncurrent Liabilities
Operating lease liabilities	-	13,492			13,492
Total Noncurrent Liabilities	-	13,492			13,492

Total Liabilities	536,540	1,755,721			2,292,261

Commitments and Contingencies (Note 8)	-	-			-

Shareholders' Equity:
Common stock, par value $0.0001, 750,000,000 shares authorized;
300,000,000 shares issued and outstanding	30,000	-			30,000
Ordinary stock, par value RM1 (approximately $0.24) per share
1,000,100 shares issued and outstanding	-	244,414	(a)	(244,414)	-
Additional paid-in capital	-	7,061	(a)	244,414	251,475
Accumulated deficit	(541,540)	(344,927)			(886,467)
Accumulated other comprehensive income	-	(17,445)			(17,445)
Total parent company shareholders' equity	(511,540)	(110,897)			(622,437)
Non-controlling interest	-	116,467			116,467
Total Shareholders' Equity (Deficit)	(511,540)	5,570			(505,970)
Total Liabilities and Shareholders' Equity (Deficit)	$25,000	$1,761,291			$1,786,291

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2020
					Pro Forma
	QMIS TBS CAPITAL	QMIS SECURITIES		Pro Forma	Consolidated
	GROUP CORP.	CAPITAL (M) SDN. BHD.		Adjustments	Balance Sheet
ASSETS
Current Assets:
Cash and cash equivalents	$-	$26,837			$26,837
Contract security deposit	-	9,840			9,840
Initial deposit for acquisition agreement (Note 3)	25,000	-			25,000
Due from related parties	-	296,236		-	296,236
Total Current Assets	25,000	332,913			357,913

Noncurrent Assets
Property, plant and equipment, net	-	14,955			14,955
Operating lease right of use asset, net	-	62,681			62,681
Total Noncurrent Assets	-	77,636			77,636

Total Assets	$25,000	$410,549			$435,549

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued expenses	$135,023	$15,593			150,616
Taxes payable	-	594,351			594,351
Due to related parties	66,382	-			66,382
Operating lease liabilities	-	23,484			23,484
Total Current Liabilities	201,405	633,428			834,833

Noncurrent Liabilities
Operating lease liabilities	-	39,286			39,286
Total Noncurrent Liabilities	-	39,286			39,286

Total Liabilities	201,405	672,714			874,119

Commitments and Contingencies	-	-			-

Shareholders' Equity:
Common stock, par value $0.0001, 750,000,000 shares authorized;
300,000,000 shares issued and outstanding	30,000	-			30,000
Ordinary stock, par value RM1 (approximately $0.24) per share
1,000,100 shares issued and outstanding	-	244,414	(a)	(244,414)	-
Additional paid-in capital	-	7,061	(a)	244,414	251,475
Accumulated deficit	(206,405)	(583,865)			(790,270)
Accumulated other comprehensive income	-	(19,851)			(19,851)
Total parent company shareholders' equity	(176,405)	(352,241)			(528,646)
Non-controlling interest	-	90,076			90,076
Total Shareholders' Equity (Deficit)	(176,405)	(262,165)			(438,570)
Total Liabilities and Shareholders' Equity (Deficit)	$25,000	$410,549			$435,549

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2022
				Pro Forma
	QMIS TBS CAPITAL	QMIS SECURITIES	Pro Forma	Consolidated
	GROUP CORP.	CAPITAL (M) SDN. BHD.	Adjustments	Statements of Operation

Revenue
Consultant services	$-	$839,374		$839,374
Software development-related parties	-	101,310		101,310
Total revenue	-	940,684		940,684

Costs of Revenue
Costs of consultant services	-	1,330,218		1,330,218
Costs of software development	-	64,281		64,281
Total of costs of revenue	-	1,394,499		1,394,499

Gross profit	-	(453,815)		(453,815)

Operating Expenses
Payroll and employee benefit	-	21,949		21,949
Depreciation expenses	-	3,497		3,497
Office expenses	9,027	126,354		135,381
Rental expenses	-	29,224		29,224
Due and subscription	-	33,435		33,435
Consultant fees	-	137,000		137,000
Professional fees	98,700	16,030		114,730
Management fees	45,000	-		45,000
Management fees-related parties	-	939,903		939,903
Total Operating Expenses	152,727	1,307,392		1,460,119

Net Income (Loss) from Operations	(152,727)	(1,761,207)		(1,913,934)

Other Income (Expenses)
Other income (expenses)	-	7,517		7,517
Total Other Income (Expenses)	-	7,517		7,517

Net Income (Loss) before Provision for Income Tax	(152,727)	(1,753,690)		(1,906,417)

Provision for Income Tax	-	158,920		158,920

Net Income (Loss)	$(152,727)	$(1,912,610)		$(2,065,337)

Less: net income attributable to non-controlling interest	-	6,476		6,476

Net income (loss) attributable to
parent company	$(152,727)	$(1,919,086)		$(2,071,813)

Other comprehensive income (loss)
Effects of foreign currency conversion	-	78,995		78,995
Total comprehensive income (loss)	(152,727)	(1,840,091)		(1,992,818)
Less: comprehensive income attributable to non-controlling interest	-	(1,289)		(1,289)
Comprehensive income (loss) attributable to
parent company	$(152,727)	$(1,838,802)		$(1,991,529)

Basic and Fully Diluted Loss per Share				$(0.01)

Weighted average shares outstanding				300,000,000

The accompanying notes are an integral part of these financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2021
				Pro Forma
	QMIS TBS CAPITAL	QMIS SECURITIES	Pro Forma	Consolidated
	GROUP CORP.	CAPITAL (M) SDN. BHD.	Adjustments	Statements of Operation

Revenue
Consultant services	$-	$4,386,915		4,386,915
Software development-related parties	-	-		-
Total revenue	-	4,386,915		4,386,915

Costs of Revenue
Costs of consultant services	-	2,748,036		2,748,036
Costs of software development	-	-		-
Total of costs of revenue	-	2,748,036		2,748,036

Gross profit	-	1,638,879		1,638,879

Operating Expenses
Payroll and employee benefit	-	61,988		61,988
Depreciation expenses	-	5,388		5,388
Office expenses	16,609	21,855		38,464
Rental expenses	-	39,709		39,709
Due and subscription	-	34,548		34,548
Research and development expenses	-	37,091		37,091
Professional fees	253,526	76,416		329,942
Management fees	65,000	-		65,000
Management fees-related parties	-	910,392		910,392
Total Operating Expenses	335,135	1,187,387		1,522,522

Net Income (Loss) from Operations	(335,135)	451,492		116,357

Other Income (Expenses)
Other income (expenses)	-	(7,511)		(7,511)
Total Other Income (Expenses)	-	(7,511)		(7,511)

Net Income (Loss) before Provision for Income Tax	(335,135)	443,981		108,846

Provision for Income Tax	-	177,427		177,427

Net Income (Loss)	$(335,135)	$266,554		(68,581)

Less: net income attributable to non-controlling interest	-	27,616		27,616

Net income (loss) attributable to
parent company	$(335,135)	$238,938		(96,197)

Other comprehensive income (loss)
Effects of foreign currency conversion	-	885		885
Total comprehensive income (loss)	(335,135)	239,823		(95,312)
Less: comprehensive income attributable to non-controlling interest	-	(1,521)		(1,521)
Comprehensive income (loss) attributable to
parent company	$(335,135)	$241,344		(93,791)

Basic and Fully Diluted Loss per Share				(0.00)

Weighted average shares outstanding				300,000,000

The accompanying notes are an integral part of these financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2020

				Pro Forma
	QMIS TBS CAPITAL	QMIS SECURITIES	Pro Forma	Consolidated
	GROUP CORP.	CAPITAL (M) SDN. BHD.	Adjustments	Statements of Operation

Revenue
Consultant services	$-	$1,916,487		$1,916,487
Software development-related parties	-	-		-
Total revenue	-	1,916,487		1,916,487

Costs of Revenue
Costs of consultant services	-	1,015,068		1,015,068
Costs of software development	-	-		-
Total of costs of revenue	-	1,015,068		1,015,068

Gross profit	-	901,419		901,419

Operating Expenses
Directors' fees	30,000	-		30,000
Payroll and employee benefit	-	7,751		7,751
Depreciation expenses	-	14,012		14,012
Office expenses	90	30,544		30,634
Rental expenses	-	40,562		40,562
Due and subscription	-	186		186
Research and development expenses	-	-		-
Professional fees	175,891	11,681		187,572
Consultant fees	-	52,321		52,321
Management fees-related parties	-	927,329		927,329
Total Operating Expenses	205,981	1,084,386		1,290,367

Net Income (Loss) from Operations	(205,981)	(182,967)		(388,948)

Other Income (Expenses)
Other income (expenses)	-	(6,763)		(6,763)
Total Other Income (Expenses)	-	(6,763)		(6,763)

Net Income (Loss) before Provision for Income Tax	(205,981)	(189,730)		(395,711)

Provision for Income Tax	-	277,409		277,409

Net Income (Loss)	$(205,981)	$(467,139)		$(673,120)

Less: net income attributable to non-controlling interest	-	1,106		1,106

Net income (loss) attributable to
parent company	$(205,981)	$(468,245)		$(674,226)

Other comprehensive income (loss)
Effects of foreign currency conversion	-	(17,567)		(17,567)
Total comprehensive income (loss)	(205,981)	(485,812)		(691,793)
Less: comprehensive income attributable to non-controlling interest	-	799		799
Comprehensive income (loss) attributable to
parent company	$(205,981)	$(486,611)		$(692,592)

Basic and Fully Diluted Loss per Share				$(0.00)

Weighted average shares outstanding				300,000,000

The accompanying notes are an integral part of these financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - BASIS OF PRESENTATION

On February 13, 2023, QMIS TBS Capital Group Corp. (the "Company") closed a share exchange (the “Share Exchange”) with QMIS Securities Capital (M) Sdn. Bhd. ("QSC"), pursuant to which the shareholders of QSC sold all of their capital stock in QSC to the Company in exchange for an aggregate of 1,000,100 shares of the Company’s common stock. QSC was incorporated in Malaysia on July 20, 2014, under the Company Act Of Malaysia as a private limited company. In connection with the Share Exchange, the Company became the 100% owner of QSC.

The acquisition of QSC has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled the Company and QSC before and after the acquisition.

The accompanying unaudited pro forma condensed consolidated balance sheets and the unaudited pro forma condensed consolidated statements of operations have been prepared assuming the acquisition had occurred at the beginning of the period presented.

The unaudited pro forma condensed consolidated financial statements do not necessarily represent the actual results that would have been achieved had the acquisition taken place at the beginning of the period presented, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

Note 2 - PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)The adjustments were made to reflect the capital structure of the parent company.

Note 3 - INITIAL DEPOSIT FOR ACQUISITION OF RICHFIELD ORION INTERNATIONL, INC.

On April 30, 2020, the Company entered into a Broker/Dealer Purchase Agreement (the “Agreement”) with Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, the sole owner of Richfield Orion International, Inc. (“Richfield”), a Colorado corporation. Pursuant to the Agreement, the Company acquired 100% equity ownership of Richfield for $75,000. Richfield is engaged in business as a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and with the Financial Industry Regulatory Authority (“FINRA”) The Company has paid $25,000 as an initial deposit per the Agreement. The balance of the purchase price will be due on the final closing upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse. If the Agreement is null and void, funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller.

On November 4, 2022, the Company's Board of directors (the "Board") decided to terminate the Agreement, and accordingly the acquisition of Richfield.